UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave.

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The disclosure in Item 2.03 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 28, 2008, VeraSun Energy Corporation (the “Company”) and its subsidiaries VeraSun Aurora Corporation, VeraSun Charles City, LLC, VeraSun Fort Dodge, LLC, VeraSun Hartley, LLC, VeraSun Marketing, LLC, VeraSun Welcome, LLC, VeraSun Granite City, LLC, VeraSun Reynolds, LLC, VeraSun Biodiesel, LLC, VeraSun Litchfield, LLC and VeraSun Tilton, LLC (the “Guarantors” and, together with the Company, the “Debtors”) entered into a Priming Superpriority Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among the Debtors, the several lenders from time to time parties thereto (collectively, the “Lenders”), and Wilmington Trust Company, as administrative agent for the Lenders. The initial Lenders under the DIP Credit Agreement are Trilogy Portfolio Company, LLC, Trilogy Special Situations Master Fund, Ltd., Mariner LDC, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., AIG Annuity Insurance Company, American General Life Insurance Company, The United States Life Insurance Company in the City of New York, American International Life Assurance Company of New York, The Variable Annuity Life Insurance Company, SunAmerica Income Funds – SunAmerica High Yield Bond Fund, SunAmerica Series Trust – High Yield Bond Portfolio, AIG Retirement Company II—Strategic Bond Fund, AIG Retirement Company II—High Yield Bond Fund, SunAmerica Income Funds – SunAmerica Strategic Bond Fund, The Master Trust Bank of Japan, Ltd. as Trustee for AIG US High Yield Bond Mother Fund, TPG Credit Opportunities Fund, L.P., TCS Debt Solutions I (Offshore) LLC, TCO Investors II (Offshore) LLC, Western Asset Opportunistic U.S. Dollar High Yield Securities Portfolio, LLC, Western Asset Opportunistic US$ High Yield Portfolio, LLC, Transamerica Life Insurance Company, Transamerica High Yield Bond, Whitebox Hedged High Yield Partners, LP and Whitebox Combined Partners, LP (the “Initial Lenders”). On December 4, 2008, the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) entered a final order approving the DIP Credit Agreement (the “Final Order”).

The DIP Credit Agreement provides for commitments to provide debtor-in-possession financing to the Company (the “DIP Loans”), subject to the terms and conditions set forth in the DIP Credit Agreement, in an aggregate amount of up to $196,540,000, consisting of (i) $15,000,000 million of term loans that were drawn on November 3, 2008 (the “Initial DIP Loan Commitment”), (ii) $10,000,000 million of term loans that were drawn on November 28, 2008 (the “Intermediate DIP Loan Commitment”), (iii) a commitment for up to $68,590,000 million of multiple-draw term loans (the “Delayed Draw DIP Loan Commitment”) and (iv) a commitment for $102,950,000 million of term loans (the “Roll-Up DIP Loan Commitment” and, together with the Intermediate DIP Loan Commitment, the Delayed Draw DIP Loan Commitment and the Roll-Up DIP Loan Commitment, the “Commitments”) for funding the Company’s repurchase at par of $102,950,000 aggregate principal amount of the Company’s 9 7/8% Senior Secured Notes due 2012 (“Senior Secured Notes”) held by the Initial Lenders or their affiliates (the “Roll-Up”). The DIP Loans may be used to fund (a) subject to limitations set forth in the DIP Credit Agreement, the financing of the Debtors’ post-petition working capital, general corporate purposes and the administration of the bankruptcy cases of the Company and its subsidiaries (including, subject to limitations contained in the DIP Credit Agreement, specified expenses attributable to affiliates of the Debtors that are debtors in the bankruptcy cases currently jointly administered with those of the Debtors in the Bankruptcy Court), and such pre-petition expenses as are approved by the Bankruptcy Court and paid in accordance with the applicable budget, subject to specified permitted variances, and (b) funding the Roll-Up and interest accrued on the Senior Secured Notes that are the subject of the Roll-Up. The obligations of the Company under the DIP Credit Agreement and related loan documents are guaranteed by each of the Guarantors.

The Roll-Up DIP Loan Commitment and the Delayed Draw DIP Loan Commitment will be available to the Debtors subject to the fulfillment of specified conditions precedent. The Delayed Draw DIP Loan Commitment may be drawn upon, subject to the terms and conditions of the DIP Credit Agreement, on up to four occasions during the period from the date of entry of the Final Order until the date that is 45 days prior to the Scheduled Maturity Date (defined below) of the DIP Credit Agreement.

Obligations under the DIP Credit Agreement and related documents constitute “superpriority” claims under the Bankruptcy Code and are secured by a lien in favor of the Lenders on collateral constituting substantially all of the Debtors’ assets. That lien is senior with respect to all of the collateral other than accounts receivable, inventory and specified other assets, as provided in the DIP Credit Agreement and the Final Order.

The DIP Loans mature on the earliest to occur of (a) November 3, 2009 (the “Scheduled Maturity Date”), (b) the effective date of a plan of reorganization of the Debtors that is confirmed pursuant to an order entered by the Bankruptcy Court and (c) the acceleration of the DIP Loans and the termination of the Commitments in accordance with the terms of the DIP Credit Agreement.

The DIP Loans require monthly cash interest payments at a rate of 16.5% per annum. Fees payable by the Company to the Lenders are incurred in the amount of 2.00% multiplied by the full aggregate principal amount of the DIP Loans made under the Initial DIP Loan Commitment and the Intermediate DIP Loan Commitment, in each case due and payable on the funding date thereof, and 2.00% multiplied by the aggregate Delayed Draw DIP Loan Commitments, due and payable on the date of the Roll-Up. In addition, upon repayment at maturity or any prepayment, the Company is obligated to pay a fee equal to 5.00% of the principal amount of the DIP Loans (other than DIP Loans made under the Roll-Up DIP Loan Commitment), which fee is reduced to 2.00% with respect to such DIP Loans that are repaid or prepaid by the Company on the Scheduled Maturity Date, or on the effective date of a plan of reorganization of the Debtors that is confirmed pursuant to an order entered by the Bankruptcy Court.

The Delayed Draw DIP Loan Commitment and the Roll-Up DIP Loan Commitment are subject to a number of conditions, including approval by the Lenders of cash budgets for the Debtors at specified intervals. There can be no assurances that the Debtors will be able to meet the conditions to the Delayed Draw DIP Loan Commitment and the Roll-Up DIP Loan Commitment.

Under the DIP Credit Agreement, the Debtors are subject to provisions regarding mandatory prepayments upon certain events, affirmative and negative covenants, delivery of financial statements and operating budgets at specified intervals, and other terms and conditions. The negative covenants under the DIP Credit Agreement include, among others, limitations on the payment of indebtedness, investments, granting of liens, issuance of guarantees, acquisitions and payment of dividends. The Debtors will also be subject to specified financial covenants to be determined by agreement between the Lenders and the Debtors no later than February 1, 2009. Failure of the Debtors to reach agreement with the Lenders on the applicable financial covenants by February 1, 2009 would constitute an event of default and result in the DIP Loans becoming immediately due and payable.

In addition, payment under the DIP Credit Agreement may be accelerated following specified other events of default, including, among others, (i) the Company’s failure to pay principal or interest when due under the DIP Credit Agreement and any other amounts due under the DIP Credit Agreement within two days of their becoming due, (ii) default by any Debtor on any payment of principal of or interest on any post-petition indebtedness (other than obligations under the DIP Credit Agreement and related documents) or in the payment of any post-petition guarantee obligation (other than obligations under the DIP Credit Agreement and related documents) beyond the period of grace, if any, if the aggregate amount of the indebtedness and/or guarantee obligations in respect of which such default or defaults shall have occurred is at least $100,000, (iii) a default under any other agreement or condition relating to any such post-petition indebtedness or post-petition guarantee obligation or contained in any instrument or agreement evidencing, securing or relating thereto which could cause the post-petition indebtedness or post-petition guarantee obligation to become due and payable, (iv) the conversion of any of the bankruptcy cases concerning the Debtors to a case under chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to chapter 11 of the Bankruptcy Code, (v) specified events constituting a change of control of any of the Debtors, (vi) entry of an order of the Bankruptcy Court granting relief from the automatic stay applicable under section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Debtors that have a value in excess of $1,000,000 in the aggregate and (vii) and variances in the budget above certain agreed upon thresholds.

The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 7.01	Regulation FD Disclosure.

On December 4, 2008, the Company issued a press release announcing various developments relating to debtor-in-possession financing for the Company and certain of its subsidiaries. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008, among Verasun Energy Corporation, the Guarantors, the DIP Lenders and Wilmington Trust Company, as administrative agent for the DIP Lenders
99.1	Press release dated December 4, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: December 4, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Priming Superpriority Debtor-in-Possession Credit Agreement, dated as of November 28, 2008, among Verasun Energy Corporation, the Guarantors, the DIP Lenders and Wilmington Trust Company, as administrative agent for the DIP Lenders
99.1	Press release dated December 4, 2008